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                                                                    EXHIBIT 23.1



               Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-37684) of Pinnacle Holdings Inc., the related Prospectus, and in the Registration Statement (Form S-8 No. 333-31348) pertaining to the Pinnacle Holdings Inc. Stock Incentive Plan, of our report dated April 17, 2001, with respect to the consolidated financial statements and schedule of Pinnacle Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                        /s/ Ernst & Young LLP



Tampa, Florida
April 25, 2001